                                                                    Exhibit 3.1


                 COMPOSITE RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  APPNET, INC.

         AppNet, Inc. a corporation existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is AppNet, Inc. AppNet, Inc. was originally incorporated under the name Internet Applications, Inc. and the original certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 1997.

         2. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation and has been adopted pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

         FIRST: The name of the Corporation is AppNet, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

         FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 80,000,000 of which
(i) 75,000,000 shall be designated common stock, par value $.0005 per share ("Common Stock"), and (ii) 5,000,000 shall be designated preferred stock, par value $.01 per share ("Preferred Stock").

         A.       Common Stock

                  Except as otherwise provided in this Part A or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

                  1. DIVIDENDS. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of capital stock.

                  2. VOTING RIGHTS. At every annual or special meeting of the stockholders of the corporation, every holder of Common stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

                  3. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

         B.       Preferred Stock

                  Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited or no voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

         C.       Class A and Class B Preferred Stock

                  1. DESIGNATION, PAR VALUE AND AMOUNT.

                     a) CLASS A PREFERRED STOCK. The shares of such class shall be designated as "Class A Preferred," the shares of such class shall be with par value of $.01 per share, and the number of shares constituting such class shall be 96,621.

                     b) CLASS B PREFERRED STOCK. The shares of such class shall be designated as "Class B Preferred," the shares of such class shall be with par value of $.01 per share, and the number of shares constituting such class shall be 20,000.

                  2. DIVIDENDS.


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                     a) GENERAL OBLIGATION. When and as declared by the
Corporation's Board of Directors and to the extent permitted under DGCL, the Corporation shall pay preferential dividends in cash to the holders of the Class A and Class B Preferred as provided in this Section 2. Dividends on each share of the Class A and Class B Preferred (a "Share") shall accrue on a daily basis at the rate of 6% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation or (ii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "Date of Issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

                     b) DIVIDEND REFERENCE DATES. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 1998 for the Class A Preferred and September 30, 1998 for the Class B Preferred (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

                     c) DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A or Class B Preferred such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares held by each such holder.

                  3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A or Class B Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereof), and the holders of Class A or Class B Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Class A and Class B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and



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unpaid dividends) of the Class A and Class B Preferred held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A or Class B Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

                  4. PRIORITY OF PREFERRED STOCK. So long as any Class A or Class B Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding Shares of Class A or Class B Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may purchase shares of Common Stock pursuant to arrangements approved by the Board from present or former employees of the Corporation or its Subsidiaries.

                  5. VOTING RIGHTS. Except as otherwise provided herein and as otherwise required by applicable law, the Class A and Class B Preferred shall have no voting rights, provided that each holder of Class A or Class B Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

         D.       Class A Preferred Stock

                  1. REDEMPTIONS.

                     a) OPTIONAL REDEMPTIONS. The Corporation may at any time and from time to time redeem all or any portion of the Shares of Class A Preferred then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). No redemption pursuant to this Section may be made for less than 1,000 Shares (or such lesser number of Shares then outstanding).

                     b) REDEMPTION AFTER PUBLIC OFFERING. The Corporation shall, at the request (by written notice given to the Corporation) of the holders of a majority of the Class A Preferred, apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem Shares of Class A Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Such redemption shall take place on a date fixed by the Corporation, which date shall be no more than five days after the Corporation's receipt of such proceeds.

                     C) REDEMPTION PAYMENTS. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate




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representing such Share) an amount in immediately available funds equal to the
Liquidation Value of such Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                     d) NOTICE OF REDEMPTION. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Class A Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

                     e) DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. The number of Shares of Class A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares of Class A Preferred determined by multiplying the total number of Shares of Class A Preferred to be redeemed times a fraction, the numerator of which shall be the total number of Shares of Class A Preferred then held by such holder and the denominator of which shall be the total number of Shares of Class A Preferred then outstanding.

                     f) DIVIDENDS AFTER REDEMPTION DATE. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

                     g) REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                     h) OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Class A Preferred, except as expressly authorized herein.

                     i) SPECIAL REDEMPTIONS.

                        i. If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall



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give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Class A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Class A Preferred then outstanding may require the Corporation to redeem all or any portion of the Class A Preferred owned by such holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) twenty-one days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Ownership ( the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Class A Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Class A Preferred owned by such holder.

         Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class A Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

         The term "Change of Ownership" means any sale, transfer or issuance or series of sales, transfer and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock or Class A Preferred as of the date of the Purchase Agreement, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances; provided, however that a Change in Ownership shall not occur as a result of a Public Offering of Common Stock.

                        ii. If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Preferred not more than forty-five days nor less than twenty days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Class A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Shares then outstanding may require the Corporation to redeem all or any portion of the Class A Preferred owned by such holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the



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Corporation. The Corporation shall give prompt written notice of such election to all other holders of Class A Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Class A Preferred owned by such holder.

         Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class A Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

         The term "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A Preferred are not changed and the Class A Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

         E. Miscellaneous Provisions Applicable to Class A and Class B Preferred Stock

                  1. DEFINITIONS FOR PURPOSES OF CLASS A AND CLASS B PREFERRED

                     "Change in Ownership" has the meaning set forth in Section 1.i)i of Part D of this Article Fourth.

                     "Fundamental Change" has the meaning set forth in Section 1.i)ii of Part D of this Article Fourth.

                     "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Class A and Class B Preferred.

                     "Liquidation Value" of any share as of any particular date shall be equal to $1,000.00.




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                     "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                     "Public Offering" means any offering by the Corporation of its capital stock, or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

                     "Purchase Agreement" means the Purchase Agreement, dated as of June 29, 1998, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

                     "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Corporation's option or at the holders' option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

                     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, joint venture or other business entity of which (i) if a corporation, fifty percent (50%) or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, fifty percent (50%) or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a fifty percent (50%) or greater ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated fifty percent (50%) or more of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                  2. AMENDMENT AND WAIVER. No amendment, modification or waiver shall be binding or effective with respect to any provision of (i) Part C or E without the prior written consent of the holders of a majority of the Class A and Class B Preferred Stock outstanding at the time such action is taken or (ii) Part D without the prior written consent of the holders of a majority of the Class A Preferred outstanding at the time such action is taken;



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provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the class or classes of the Preferred Stock then outstanding.

                  3. NOTICES. Except as otherwise expressly provided hereunder, all notices referred to herein to holders of Class A and Class B Preferred shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any Class A or Class B stockholder, at such holders address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         F.       Reverse Stock Split

                  1. MECHANICS. Effective upon the filing of this Restated Certificate of Incorporation, each 2.85 shares of Common Stock issued and outstanding shall be automatically changed into and combined as one fully paid and nonassessable share of Common Stock pursuant to a reverse stock split, subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). Such change and combination shall not change the par value per share of the shares changed and combined, which par value shall remain $.0005 per share.

                  2. CERTIFICATES. Promptly after the filing of this Restated Certificate of Incorporation, the Corporation shall deliver to each holder of issued and outstanding shares of Common Stock, which surrender for cancellation, a certificate or certificates representing outstanding shares of Common Stock prior to the Reverse Stock Split, a certificate or certificates representing the number of shares of Common Stock issuable by reason of the Reverse Stock Split in the name of such holder. This issuance of certificates for shares of Common Stock upon the Reverse Stock Split shall be made without charge for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such Reverse Stock Split and the related issuance of shares of Common Stock. Until surrendered as provided herein, from and after the filing of this Restated Certificate of Incorporation, certificates representing outstanding shares of Common Stock prior to the Reverse Stock Split shall thereupon be deemed for all corporate purposes to evidence ownership of the number of shares of Common Stock into which the Common Stock shall have been changed and combined by reason of the Reverse Stock Split, subject to the treatment of fractional share interests as described below.

                  3. FRACTIONAL SHARES. No fractional shares of Common Stock shall be created or outstanding upon the Reverse Stock Split. Any holder of Common Stock who by reason of the Reverse Stock Split would have been entitled to receive a fraction of a share of Common Stock by reason of the Reverse Stock Split, shall receive cash from the Corporation for his fractional interest in an amount equal to the percentage of a share represented by such



                                      -9-
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fractional interest multiplied by the fair market value of one share of Common
Stock of the Corporation as established by the Corporation's Board of Directors in good faith.


         FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         A.       Directors

                  The number of directors of the Corporation shall be established as set forth in the Amended and Restated By-laws of the Corporation, but in no event shall the number of directors be fewer than three (3) nor more than eleven (11). Any change to the number of directors set forth herein may only be made by amendment to this Article FIFTH. No such change shall affect the term of any director then in office. No director need be a stockholder. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

         B.       Newly Created Directorships and Vacancies

                  Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director's successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

         C.       Removal of Directors

                  Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, the directors or any director may be removed from office at any time, at a meeting called for that purpose, and only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         D.       Rights of Holders of Preferred Stock


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                  Notwithstanding the foregoing provisions of this Article
FIFTH, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the rights and preferences of such Preferred Stock as set forth in this Restated Certificate of Incorporation or in the resolution or resolutions of the Board of Directors relating to the issuance of such Preferred Stock.

         SIXTH:   The Corporation is to have perpetual existence.

         SEVENTH: The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation. Any by-laws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, the Amended and Restated Bylaws of the Company shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of 66-2/3% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         NINTH: Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exits or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the

Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators. Each person who is or was serving as a director or officer of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

         A.       Procedure

                  Any indemnification under this Article NINTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, as the same exits or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who were not parties to such Proceeding (the "Disinterested Directors"), even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of such Disinterested Directors, even though less than a quorum, (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

         B.       Advances for Expenses

                  Costs, charges and expenses (including attorneys' fees) incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article NINTH. The majority of the Disinterested Directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any Proceeding, whether or not the Corporation is a party to such Proceeding.


         C.       Procedure for Indemnification

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


                  Any indemnification or advance of costs, charges and expenses under this Article NINTH shall be made promptly, and in any event within 60 days upon the written request of the director or officer, and shall be accompanied by a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article NINTH. The right to indemnification of advances as granted by this Article NINTH shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Article NINTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, as the same exits or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         D.       Other Rights; Continuation of Right to Indemnification

                  The indemnification and advancement of expenses provided by this Article NINTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article NINTH shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article NINTH is in effect. Any repeal or modification of this Article NINTH or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the

Corporation arising hereunder with respect to any Proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article NINTH, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of any corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article NINTH, with respect to the resulting or surviving corporation, as he would if he had served the resulting or surviving corporation in the same capacity.

         E.       Insurance

                  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article NINTH, PROVIDED, HOWEVER, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

         F.       Savings Clause

                  If this Article NINTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify or advance expenses to each person entitled to indemnification or advancement of expenses, as the case may be, as to all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses, as the case may be, is available to such person pursuant to this Article NINTH to the full extent permitted by any applicable portion of this Article NINTH that shall not have been invalidated and to the full extent permitted by applicable law.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                    * * * * *


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